Exhibit 99.1

CPSI Announces Fourth Quarter and Year-End 2021 Results

Highlights for Fourth Quarter 2021:

  Revenues of $74.0 million;
  GAAP net income of $5.4 million and non-GAAP net income of $10.1 million;
  GAAP earnings per diluted share of $0.37 and non-GAAP earnings per diluted share of $0.70;
  Adjusted EBITDA of $14.3 million;
  Bookings of $15.6 million;
  Cash provided by operations of $13.3 million; and
  Net debt of $87.9 million

MOBILE, Ala.--(BUSINESS WIRE)--February 15, 2022--CPSI (NASDAQ: CPSI), a community healthcare solutions company, today announced results for the fourth quarter and year ended December 31, 2021.

Total revenues for the quarter ended December 31, 2021, were $74.0 million, compared with total revenues of $66.8 million for the prior-year fourth quarter. GAAP net income for the quarter ended December 31, 2021, was $5.4 million, or $0.37 per diluted share, compared with $3.1 million, or $0.22 per diluted share, for the quarter ended December 31, 2020. Cash provided by operations for the fourth quarter of 2021 was $13.3 million, compared with $16.2 million for the prior-year quarter. Net debt at December 31, 2021, was $87.9 million.

Total revenues for the year ended December 31, 2021, were $280.6 million, compared with total revenues of $264.5 million for the prior year. GAAP net income for the year ended December 31, 2021, was $18.4 million, or $1.26 per diluted share, compared with $14.2 million, or $0.98 per diluted share, for the year ended December 31, 2020. Cash provided by operations for 2021 was $47.7 million, compared with $49.1 million for the prior year.

Commenting on the Company’s financial performance for the fourth quarter of 2021, Matt Chambless, chief financial officer of CPSI, stated, “The fourth quarter ended with solid metrics across the board. We continue to make meaningful progress on our strategic objectives, leveraging TruBridge’s operational excellence to propel recurring revenues to yet another record high, now making up 93% of our top-line. Looking back at 2021, we were able to successfully deliver top-line and bottom-line growth, with overall revenue growth of 6%, net income growing by more than 29% and Adjusted EBITDA growing by more than 21%.”

“Looking forward, the Company expects to achieve three-year annual organic recurring revenue growth of 5% to 8%, with the continued growth of TruBridge among both existing and new customers serving as our primary catalyst for recurring revenue growth. For 2022, we expect total revenues of $288 to $298 million. GAAP net income margin is expected to be 6.75% to 7.75%, and Adjusted EBITDA margin is expected to be 18.25% to 19.25%.

Boyd Douglas, president and chief executive officer of CPSI, stated, “2021 marked the completion of the first year on our journey of transformation to drive long-term sustainability and growth, creating a solid foundation for us to build upon over the next few years. The performance from TruBridge continued to lead the way for us in the fourth quarter as we have made great strides this year in driving core growth, delivering digital innovation and margin optimization. The energy and commitment across CPSI to deliver on our target of achieving $80 million in Adjusted EBITDA in 2024 continues to build.”

CPSI will hold a live webcast to discuss fourth quarter and full-year 2021 results today, Tuesday, February 15, 2022, at 4:30 p.m. Eastern time. A 30-day online replay will be available approximately one hour following the conclusion of the live webcast. To listen to the live webcast or access the replay, visit the Company’s website, www.cpsi.com.

About CPSI

CPSI is a leading provider of healthcare solutions and services for community hospitals, their clinics and post-acute care facilities. Founded in 1979, CPSI is the parent of five companies – Evident, LLC, American HealthTech, Inc., TruBridge, LLC, iNetXperts, Corp. d/b/a Get Real Health and TruCode LLC. Our combined companies are focused on helping improve the health of the communities we serve, connecting communities for a better patient care experience, and improving the financial operations of our customers. Evident provides comprehensive EHR solutions for community hospitals and their affiliated clinics. American HealthTech is one of the nation’s largest providers of EHR solutions and services for post-acute care facilities. TruBridge focuses on providing business, consulting and managed IT services, along with its complete RCM solution, for all care settings. Get Real Health focuses on solutions aimed at improving patient engagement for individuals and healthcare providers. TruCode provides medical coding software that enables complete and accurate code assignment for optimal reimbursement. For more information, visit www.cpsi.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to the Company’s future financial and operational results are forward-looking statements. We caution investors that any such forward‑looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward‑looking statements. Such factors may include: the impact of the ongoing COVID-19 pandemic and related economic disruptions which have materially affected CPSI’s revenue and could materially affect CPSI’s gross margin and income, as well as CPSI’s financial position and/or liquidity; federal, state and local government actions to address and contain the impact of COVID-19 and their impact on us and our hospital clients; operational disruptions and heightened cybersecurity risks due to a significant percentage of our workforce working remotely; significant legislative and regulatory uncertainty in the healthcare industry; exposure to liability for failure to comply with regulatory requirements; saturation of our target market and hospital consolidations; unfavorable economic or market conditions that may cause a decline in spending for information technology and services; general economic conditions, including changes in the financial and credit markets that may affect the availability and cost of credit to us or our customers; potential inability to secure additional financing on favorable terms to meet our future capital needs; our substantial indebtedness, and our ability to incur additional indebtedness in the future; competition with companies that have greater financial, technical and marketing resources than we have; potential future acquisitions that may be expensive, time consuming, and subject to other inherent risks; potential failure to develop new products or enhance current products that keep pace with market demands; failure to develop new technology and products in response to market demands; failure of our products to function properly resulting in claims for medical and other losses; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; failure to maintain customer satisfaction through new product releases free of undetected errors or problems; failure to convince customers to migrate to current or future releases of our products; failure to maintain our margins and service rates; increase in the percentage of total revenues represented by service revenues, which have lower gross margins; exposure to liability in the event we provide inaccurate claims data to payors; exposure to liability claims arising out of the licensing of our software and provision of services; dependence on licenses of rights, products and services from third parties; misappropriation of our intellectual property rights and potential intellectual property claims and litigation against us; interruptions in our power supply and/or telecommunications capabilities, including those caused by natural disaster; our ability to attract and retain qualified client service and support personnel; disruption from periodic restructuring of our sales force; potential inability to properly manage growth in new markets we may enter; exposure to numerous and often conflicting laws, regulations, policies, standards or other requirements through our international business activities; potential litigation against us; pressures on cash flow to service our outstanding debt; restrictive terms of our credit agreement on our current and future operations; changes in and interpretations of financial accounting matters that govern the measurement of our performance; significant charges to earnings if our goodwill or intangible assets become impaired; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; volatility in our stock price; failure to maintain effective internal control over financial reporting; lack of employment or non-competition agreement with most of our key personnel; inherent limitations in our internal control over financial reporting; vulnerability to significant damage from natural disasters; market risks related to interest rate changes; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. Relative to our dividend policy, the payment of cash dividends is subject to the discretion of our Board of Directors and will be determined in light of then-current conditions, including our earnings, our leverage, our operations, our financial conditions, our capital requirements and other factors deemed relevant by our Board of Directors. In the future, our Board of Directors may change our dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

Computer Programs and Systems, Inc.
Condensed Consolidated Statements of Income
(In '000s, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Sales revenues:
System sales and support	$35,217	$36,657	$143,109	$152,954
TruBridge	38,784	30,192	137,521	111,534
Total sales revenues	74,001	66,849	280,630	264,488

Costs of sales:
System sales and support	18,415	17,460	70,664	69,361
TruBridge	18,734	14,781	69,083	58,881
Total costs of sales	37,149	32,241	139,747	128,242

Gross profit	36,852	34,608	140,883	136,246

Operating expenses:
Product development	7,791	8,265	30,389	33,457
Sales and marketing	6,164	5,310	21,978	22,835
General and administrative	11,700	12,237	50,022	47,479
Amortization of acquisition-related intangibles	3,672	2,822	13,786	11,421
Total operating expenses	29,327	28,634	116,175	115,192

Operating income	7,525	5,974	24,708	21,054

Other income (expense):
Other income	368	252	1,528	1,494
Loss on extinguishment of debt	-	-	-	(202)
Interest expense	(911)	(730)	(3,160)	(3,562)
Total other income (expense)	(543)	(478)	(1,632)	(2,270)

Income before taxes	6,982	5,496	23,076	18,784

Provision for income taxes	1,581	2,373	4,646	4,538

Net income	$5,401	$3,123	$18,430	$14,246

Net income per common share—basic	$0.37	$0.22	$1.26	$0.98
Net income per common share—diluted	$0.37	$0.22	$1.26	$0.98

Weighted average shares outstanding used in per common share computations:
Basic	14,332	14,086	14,290	14,038
Diluted	14,362	14,086	14,318	14,038

Computer Programs and Systems, Inc.
Condensed Consolidated Balance Sheets
(In '000s, except per share data)

	December 31, 2021 (unaudited)	Dec. 31, 2020
Assets
Current assets
Cash and cash equivalents	$11,431	$12,671
Accounts receivable, net of allowance for doubtful accounts of $1,826 and $1,701, respectively	34,431	32,414
Financing receivables, current portion, net	6,488	10,821
Inventories	855	1,084
Prepaid income taxes	4,599	1,789
Prepaid expenses and other	11,194	8,365
Total current assets	68,998	67,144

Property & equipment, net	11,590	13,139
Software development costs, net	11,644	3,210
Operating lease assets	7,097	6,610
Financing receivables, net of current portion	7,231	11,477
Other assets, net of current portion	3,874	2,787
Intangible assets, net	95,203	71,689
Goodwill	177,713	150,216
Total assets	$383,350	$326,272

Liabilities & Stockholders' Equity
Current liabilities
Accounts payable	$8,079	$7,716
Current portion of long-term debt	4,394	3,457
Deferred revenue	11,529	8,130
Accrued vacation	5,262	5,353
Other accrued liabilities	17,163	12,786
Total current liabilities	46,427	37,442

Long-term debt, less current portion	94,966	73,360
Operating lease liabilities, net of current portion	5,505	5,092
Deferred tax liabilities	13,880	10,378
Total liabilities	160,778	126,272

Stockholders' Equity
Common stock, $0.001 par value; 30,000 shares authorized; 14,734 and 14,511 shares issued	15	15
Treasury stock, 89 and 47 shares	(2,576)	(1,261)
Additional paid-in capital	187,079	181,622
Retained earnings	38,054	19,624
Total stockholders' equity	222,572	200,000

Total liabilities and stockholders' equity	$383,350	$326,272

Computer Programs and Systems, Inc.
Condensed Consolidated Statements of Cash Flows
(In '000s)
(Unaudited)

	Twelve Months Ended December 31,
	2021	2020
Operating activities:
Net income	$18,430	$14,246
Adjustments to net income:
Provision for bad debt	2,592	4,370
Deferred taxes	3,502	2,755
Stock-based compensation	5,457	7,005
Depreciation	2,156	1,790
Amortization of acquisition-related intangibles	13,786	11,421
Amortization of software development costs	931	118
Amortization of deferred finance costs	293	317
Loss on extinguishment of debt	-	202
Loss on disposal of property and equipment	313	-
Changes in operating assets and liabilities:
Accounts receivable	(3,204)	3,667
Financing receivables	8,098	6,369
Inventories	229	342
Prepaid expenses and other	(3,914)	(3,519)
Accounts payable	(615)	(1,088)
Deferred revenue	2,099	(498)
Other liabilities	401	2,097
Prepaid income taxes	(2,810)	(452)
Net cash provided by operating activities	47,744	49,142

Investing activities:
Purchase of business, net of cash received	(59,634)	-
Investment in software development	(9,365)	(3,328)
Purchases of property and equipment	(920)	(3,336)
Net cash used in investing activities	(69,919)	(6,664)

Financing activities:
Dividends paid	-	(4,337)
Treasury stock purchases	(1,315)	(1,261)
Payments of long-term debt principal	(3,750)	(4,069)
Proceeds from long-term debt	-	64
Proceeds from revolving line of credit	61,000	-
Payments of revolving line of credit	(35,000)	(27,561)
Net cash provided by (used in) financing activities	20,935	(37,164)

Net increase (decrease) in cash and cash equivalents	(1,240)	5,314

Cash and cash equivalents, beginning of period	12,671	7,357
Cash and cash equivalents, end of period	$11,431	$12,671

Computer Programs and Systems, Inc.
Consolidated Bookings
(In '000s)

	Three Months Ended		Twelve Months Ended
In '000s	12/31/2021	12/31/2020	12/31/2021	12/31/2020
System sales and support(1)	$8,232	$11,144	$40,873	$48,790
TruBridge(2)	7,331	10,062	29,340	33,238

Total	$15,563	$21,206	$70,213	$82,028
(1)	Generally calculated as the total contract price (for system sales) and annualized contract value (for support).
(2)	Generally calculated as the total contract price (for non-recurring, project-related amounts) and annualized contract value (for recurring amounts).

Computer Programs and Systems, Inc.
Bookings Composition
(In '000s, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	12/31/2021	12/31/2020	12/31/2021	12/31/2020
System sales and support
Non-subscription sales(1)	$2,436	$6,498	$12,581	$27,500
Subscription revenue(2)	4,439	3,243	23,468	16,899
Other	1,357	1,403	4,824	4,391
TruBridge
Net new(3)	681	3,700	6,959	10,511
Cross-sell(3)	4,079	4,970	12,477	20,285
Get Real Health	2,247	1,392	9,007	2,442
TruCode	324	-	897	-

Total	$15,563	$21,206	$70,213	$82,028
(1)	Represents nonrecurring revenues that generally exhibit a timeframe for bookings-to-revenue conversion of five to six months following contract execution.
(2)

Represents recurring revenues to be recognized on a monthly basis over a weighted-average contract period of five years, with a start date in the next 12 months and an average timeframe for commencement of bookings-to-revenue conversion of five to six months following contract execution.

(3)

“Net new” represents bookings from outside the Company’s core EHR client base, and “Cross-sell” represents bookings from existing EHR customers. In each case, generally comprised of recurring revenues to be recognized ratably over a one-year period and an average timeframe for commencement of bookings-to-revenue conversion of four to six months following contract execution.

Computer Programs and Systems, Inc.
Acute Care EHR Net New License Mix

		Three Months Ended		Twelve Months Ended
		12/31/2021	12/31/2020	12/31/2021	12/31/2020
	SaaS(1)	2	3	10	17
	Perpetual license(2)	-	-	6	8

	Total	2	3	16	25

(1)	Exhibit revenue attribution that is recurring in nature.
(2)	Exhibit revenue attribution that is nonrecurring in nature.

Computer Programs and Systems, Inc.
System Sales and Support Revenue Composition
(In '000s)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Recurring revenues - system sales and support
Acute Care EHR	$27,648	$27,010	$108,440	$105,597
Post-acute Care EHR	4,070	4,116	16,472	16,272
Total recurring revenues - system sales and support	31,718	31,126	124,912	121,869

Nonrecurring revenues - system sales and support
Acute Care EHR	3,154	4,960	16,939	29,173
Post-acute Care EHR	345	571	1,258	1,912
Total nonrecurring revenues - system sales and support	3,499	5,531	18,197	31,085

Total system sales and support revenues	$35,217	$36,657	$143,109	$152,954

Computer Programs and Systems, Inc.
Reconciliation of Non-GAAP Financial Measures
(In '000s)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Adjusted EBITDA:	2021	2020	2021	2020
Net income, as reported	$5,401	$3,123	$18,430	$14,246

Deferred revenue and other acquisition-related adjustments	201	-	747	-
Depreciation expense	515	456	2,156	1,790
Amortization of software development costs	404	39	931	118
Amortization of acquisition-related intangible assets	3,672	2,822	13,786	11,421
Stock-based compensation	1,279	1,831	5,457	7,005
Severance and other nonrecurring charges	728	1,183	4,892	1,998
Interest expense and other, net	543	478	1,632	2,270
Provision for income taxes	1,581	2,373	4,646	4,538

Adjusted EBITDA	$14,324	$12,305	$52,677	$43,386

Computer Programs and Systems, Inc.
Reconciliation of Non-GAAP Financial Measures
(In '000s, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Non-GAAP Net Income and Non-GAAP EPS:	2021	2020	2021	2020
Net income, as reported	$5,401	$3,123	$18,430	$14,246

Pre-tax adjustments for Non-GAAP EPS:
Deferred revenue and other acquisition-related adjustments	201	-	747	-
Amortization of acquisition-related intangible assets	3,672	2,822	13,786	11,421
Stock-based compensation	1,279	1,831	5,457	7,005
Severance and other nonrecurring charges	728	1,183	4,892	1,998
Non-operating loss from lease termination (non-cash)	-	-	313	-
Non-cash interest expense	73	75	293	317
Loss on extinguishment of debt	-	-	-	202
After-tax adjustments for Non-GAAP EPS:
Tax-effect of pre-tax adjustments, at 21%	(1,250)	(1,241)	(5,352)	(4,398)
Tax shortfall (windfall) from stock-based compensation	-	(2)	(84)	297

Non-GAAP net income	$10,104	$7,791	$38,482	$31,088

Weighted average shares outstanding, diluted	14,362	14,086	14,318	14,038

Non-GAAP EPS	$0.70	$0.55	$2.69	$2.21

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures that are prepared in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management uses these non-GAAP financial measures in order to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find these non-GAAP financial measures helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

As such, to supplement the GAAP information provided, we present in this press release and during the live webcast discussing our financial results the following non‑GAAP financial measures: Adjusted EBITDA, Non-GAAP net income, and Non-GAAP earnings per share (“EPS”).

We calculate each of these non-GAAP financial measures as follows:

  Adjusted EBITDA – Adjusted EBITDA consists of GAAP net income as reported and adjusts for (i) deferred revenue purchase accounting adjustments arising from purchase allocation adjustments related to business acquisitions; (ii) depreciation expense; (iii) amortization of software development costs; (iv) amortization of acquisition-related intangible assets; (v) stock-based compensation; (vi) severance and other non‑recurring charges; (vii) interest expense and other, net; and (viii) the provision for income taxes.
  Non-GAAP net income – Non-GAAP net income consists of GAAP net income as reported and adjusts for (i) deferred revenue purchase accounting adjustments arising from purchase allocation adjustments related to business acquisitions; (ii) amortization of acquisition-related intangible assets; (iii) stock-based compensation; (iv) severance and other non-recurring charges; (v) non-operating loss from lease termination (non-cash); (vi) non-cash interest expense; (vii) loss on extinguishment of debt; and (viii) the total tax effect of items (i) through (vii). Adjustments to Non-GAAP net income also include the after-tax effect of the shortfall (windfall) from stock-based compensation.
  Non-GAAP EPS – Non-GAAP EPS consists of Non-GAAP net income, as defined above, divided by weighted average shares outstanding (diluted) in the applicable period.

Certain of the items excluded or adjusted to arrive at these non-GAAP financial measures are described below:

  Deferred revenue purchase accounting adjustments – Deferred revenue purchase accounting adjustments includes acquisition-related deferred revenue adjustments, which reflect the fair value adjustments to deferred revenues acquired in business acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree’s software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. We add back deferred revenue and other adjustments for non-GAAP financial measures because we believe the inclusion of this amount directly correlates to the underlying performance of our operations.
  Amortization of acquisition-related intangible assets – Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. We exclude acquisition-related amortization expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.
  Stock-based compensation – Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. We exclude stock-based compensation expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.
  Severance and other non-recurring charges – Non-recurring charges relate to certain severance and other charges incurred in connection with activities that are considered one-time. We exclude non-recurring expenses (primarily related to costs associated with our recent business transformation initiative and one-time lease terminations costs) and transaction-related costs from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.
  Non-operating loss from lease termination (non-cash) – Non-operating loss from lease termination relates solely to the write-off of the remaining net book value of leasehold improvements and other property and equipment associated with operating leases terminated as a result of specific actions taken during the period. We exclude such non-operating lease termination losses from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.
  Non-cash interest expense – Non-cash interest expense includes amortization of deferred debt issuance costs. We exclude non-cash interest expense from non-GAAP financial measures because we believe these non-cash amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.
  Tax shortfall (excess tax benefit) from stock-based compensation – ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, became effective for the Company during the first quarter of 2017 and changes the treatment of tax shortfall and excess tax benefits arising from stock‑based compensation arrangements. Prior to ASU 2016-09, these amounts were recorded as an increase (for excess benefits) or decrease (for shortfalls) to additional paid-in capital. With the adoption of ASU 2016-09, these amounts are now captured in the period’s income tax expense. We exclude this component of income tax expense from non-GAAP financial measures because we believe (i) the amount of such expenses or benefits in any specific period may not directly correlate to the underlying performance of our business operations; and (ii) such expenses or benefits can vary significantly between periods as a result of the valuation of grants of new stock-based awards, the timing of vesting of awards, and periodic movements in the fair value of our common stock.

Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance. In addition, management may use Adjusted EBITDA, Non-GAAP net income and/or Non-GAAP EPS to measure the achievement of performance objectives under the Company’s stock and cash incentive programs. Note, however, that these non-GAAP financial measures are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Additionally, there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculations of the non-GAAP financial measures presented in this press release. Investors and potential investors are encouraged to review the “Unaudited Reconciliation of Non‑GAAP Financial Measures” above.

Contacts

Tracey Schroeder
Chief Marketing Officer
Tracey.schroeder@cpsi.com
(251) 639-8100